THERMON REPORTS FISCAL 2014 RESULTS

Company Announces Fiscal 2014 Revenue of $277.3 million, Record Earnings, Free Cash Flow Per Share of $1.33 and 66% growth in cash

SAN MARCOS, Texas, May 29, 2014 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the fourth quarter and fiscal year ended March 31, 2014. The Company posted fiscal 2014 revenue of $277.3 million, fully diluted GAAP EPS of $0.80 and record fully diluted Adjusted EPS of $1.20. For Q4 2014, the Company had revenue of $67.5 million and fully diluted GAAP EPS of $0.30 as compared to revenue of $71.7 million and fully diluted GAAP EPS of $0.18 for Q4 2013.

Highlights for the year and comparisons versus the prior year include:

•	Fiscal year revenue of $277.3 million, a decrease of 2%

•	Record gross profit of $135.2 million versus $132.8 million

•	Record Adjusted EPS of $1.20 on a fully diluted basis and fully diluted GAAP EPS of $0.80

•	Record Free cash flow totaled $1.33 per share versus $1.10 per share

“Thermon achieved another strong fiscal year, generating record gross profit driven by double digit MRO/UE growth. In addition to gross profit, we achieved record Adjusted EPS and Free cash flow per share. We are well positioned to return to revenue growth in fiscal 2015,” said Rodney Bingham, President and Chief Executive Officer.

In fiscal 2014, the Company generated revenue of $277.3 million reflecting a 2% decline versus revenue of $284.0 million in fiscal 2013. Foreign currency negatively impacted revenue by approximately $4.0 million versus fiscal 2013, primarily attributable to the depreciation of the Canadian Dollar. Gross profit increased 2% to $135.2 million, and as a percentage of revenue was 48.7% for fiscal 2014 compared to 46.8% in fiscal 2013. Fiscal 2014 margins were favorably impacted by an increase in MRO/UE revenue as a percentage of total revenue, which grew to 67% in fiscal 2014 versus 58% in fiscal 2013. Adjusted EBITDA was $74.4 million versus $72.4 million in fiscal 2013.

Net income was $25.8 million versus $27.0 million in fiscal 2013. After excluding transaction expenses, the Company generated record Adjusted net income of $38.6 million and Adjusted EPS of $1.20 per fully diluted common share in fiscal 2014 versus fiscal 2013 Adjusted net income of $28.8 million and Adjusted EPS of $0.91 per fully diluted common share. Foreign currency headwinds reduced fiscal 2014 Adjusted EPS by $0.03 per fully diluted share versus fiscal 2013. Our cash balance for fiscal 2014 grew 66%, from $43.8 million to $72.6 million. At the end of fiscal 2014 our total backlog was $84.8 million. On a pro forma basis, our backlog, excluding a large Greenfield project in the Canadian oil sands, grew 14% from $67.9 million at the end of fiscal 2013 to $77.6 million at the end of fiscal 2014.

Q4 2014 revenue of $67.5 million reflected a decrease of approximately 6% compared to revenue of $71.7 million in Q4 2013. Foreign currency negatively impacted Q4 2014 revenue by approximately $1.4 million and GAAP EPS by $0.02 per fully diluted share. Gross margin was 48.5% of revenue in Q4 2014 versus 44.5% in Q4 2013. MRO/UE revenue was 71% of total revenue in Q4 2014 with MRO/UE revenue growing 17% over Q4 2013. Adjusted EBITDA was $18.3 million in Q4 2014 versus $15.7 million generated in Q4 2013.

Q4 2014 net income of $9.6 million reflected an increase of $4.0 million versus $5.6 million generated in Q4 2013. Free cash flow for the quarter amounted to $0.27 per share versus $0.45 per share in Q4 2013.

OUTLOOK

The Company is introducing guidance for fiscal 2015 of mid-single digit revenue growth.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss fiscal 2014 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com . Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com .

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow per share" and "Return on equity" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income before certain expenses related to the release of a liability for uncertain tax positions, the release of an accrual for obligations due to settle the CHS Transactions that we did not owe to our former owners and expenses related to certain extraordinary transactions, such as debt redemptions, secondary public offering and refinancing our revolving line of credit, per fully-diluted common share. "Adjusted EBITDA" represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, and expenses incurred with transactions not associated with our ongoing operations, such as our fiscal 2013 shelf registration and secondary public offering. "Return on equity for the three month period ended March 31, 2014" represents Adjusted EBITDA for the three month period ended March 31, 2014 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at March 31, 2014 and December 31, 2013. We believe that the average shareholders' equity properly accounts for net income that occurred during the three and twelve months ended March 31, 2014. "Free cash flow per share" represents cash provided by operations less cash used for the purchase of property, plant and equipment. The resultant cash provided or used is then divided by the fully diluted common shares outstanding. Foreign currency impact on revenue is calculated by comparing actual current period revenues in U.S Dollars to the theoretical U.S. Dollar revenues we would have achieved based on the weighted-average foreign exchange in effect in the comparative prior periods for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share, net cash provided by operating activities and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow per share are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income to Adjusted EBITDA and Return on Equity," "Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow per Share."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv)) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, to be filed with the Securities and Exchange Commission on or before May 30, 2014. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	March 31, 2014	March 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$72,640	$43,847
Accounts receivable, net of allowance for doubtful accounts of $751 and $1,141 as of March 31, 2014 and 2013, respectively	52,578	56,123
Inventories, net	37,316	34,391
Costs and estimated earnings in excess of billings on uncompleted contracts	2,880	3,515
Income taxes receivable	3,310	5,287
Prepaid expenses and other current assets	5,058	6,203
Deferred income taxes	2,325	2,211
Total current assets	176,107	151,577
Property, plant and equipment, net	31,532	31,211
Goodwill	114,112	116,303
Intangible assets, net	118,917	131,916
Debt issuance costs, net	1,528	4,373
Other noncurrent assets	263	143
Total Assets	$442,459	$435,523
Liabilities
Current liabilities:
Accounts payable	$17,066	$20,370
Accrued liabilities	9,869	18,715
Obligations due to settle the CHS Transactions	567	3,239
Current portion of long term debt	13,500	—
Billings in excess of costs and estimated earnings on uncompleted contracts	1,749	1,629
Income taxes payable	956	1,706
Total current liabilities	43,707	45,659
Long-term debt, net of current maturities	108,000	118,145
Deferred income taxes	37,896	42,599
Other noncurrent liabilities	2,390	3,073
Total Liabilities	191,993	209,476
Shareholders' equity
Common Stock	32	31
Additional paid in capital	208,451	203,027
Accumulated other comprehensive loss	(7,880)	(1,075)
Retained earnings	49,863	24,064
Shareholders' equity	250,466	226,047
Total liabilities and shareholders' equity	$442,459	$435,523

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)	(unaudited)
Sales	$67,475	$71,667	$277,323	$284,036
Cost of sales	34,730	39,764	142,153	151,204
Gross profit	32,745	31,903	135,170	132,832
Operating expenses:
Marketing, general and administrative and engineering	15,021	16,767	63,260	63,292
Stock compensation expense	631	472	2,203	1,341
Amortization of other intangible assets	2,742	2,806	11,090	11,211
Income from operations	14,351	11,858	58,617	56,988
Interest income and expense	(1,114)	(2,833)	(5,201)	(11,792)
Acceleration of unamortized debt cost	—	—	(4,010)	(2,318)
Debt cost amortization	(107)	(197)	(562)	(1,003)
Loss on retirement of senior notes	—	—	(15,485)	—
Interest expense, net	(1,221)	(3,030)	(25,258)	(15,113)

Other expense	(246)	(188)	(596)	(325)
Income before provision for taxes	12,884	8,640	32,763	41,550
Income tax expense	3,302	2,991	6,964	14,576
Net income	$9,582	$5,649	$25,799	$26,974

Net income per common share:
Basic income per share	$0.30	$0.18	$0.82	$0.88
Diluted income per share	$0.30	$0.18	$0.80	$0.85
Weighted-average shares used in computing net income per common share:
Basic common shares	31,865	31,180	31,595	30,797
Fully-diluted common shares	32,318	31,986	32,154	31,797

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA and Return on Equity	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Year Ended March 31, 2014	Year Ended March 31, 2013
Net income	$9,582	$5,649	$25,799	$26,974
Interest expense, net	1,221	3,030	25,258	15,113
Income tax expense	3,302	2,991	6,964	14,576
Depreciation and amortization expense	3,555	3,525	14,178	13,831
EBITDA non-GAAP basis	$17,660	$15,195	$72,199	$70,494
Stock compensation expense	631	472	2,203	1,341
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	—	536
Adjusted EBITDA-non-GAAP basis	$18,291	$15,667	$74,402	$72,371

Adjusted EBITDA - Annualized for a full fiscal year	$73,164	$62,668	$74,402	$72,371

Average total shareholders' equity for the three and twelve month period ended March 31	247,319	$224,210	238,257	209,264

Return on Equity - non-GAAP basis	30%	28%	31%	35%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Year Ended March 31, 2014	Year Ended March 31, 2013	Adjustment to:

GAAP net income	$9,582	$5,649	$25,799	$26,974

Premium paid on redemption of long term debt	—	—	15,485	—	Loss on retirement of debt
Acceleration of unamortized debt costs due to redemptions of long term debt	—	—	4,010	871	Loss on retirement of debt
Acceleration of unamortized debt costs on refinance of revolving line of credit	—	—	—	1,447	Acceleration of unamortized debt
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	—	536	Operating expense
Release of an accrual for obligations due to settle the CHS transactions	—	—	(575)	—	Income tax benefit
Release of liability for uncertain tax positions	—	—	(1,047)	—	Income tax benefit
Tax effect of financial adjustments	—	—	(5,088)	(1,007)	Income tax benefit
Adjusted net income	$9,582	$5,649	$38,584	$28,821

Adjusted fully-diluted earnings per common share	$0.30	$0.18	$1.20	$0.91

Fully-diluted common shares	32,318	31,986	32,154	31,797

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow per share
(Unaudited, in Thousands except per share amounts)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Year Ended March 31, 2014	Year Ended March 31, 2013
Cash provided by operating activities	$9,550	$15,402	$46,114	$41,370
Less: Cash used for purchases of property, plant and equipment	(929)	(1,019)	(3,367)	(6,264)
Free cash flow provided	$8,621	$14,383	$42,747	$35,034
Free cash flow provided per fully-diluted common share	$0.27	$0.45	$1.33	$1.10
Fully-diluted common shares	32,318	31,986	32,154	31,797